UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 5, 2010
CINCINNATI BELL INC.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	1-8519 (Commission File Number)	31-1056105 (IRS Employer Identification No.)
221 East Fourth Street
Cincinnati, OH 45202
(Address of principal executive offices, including zip code)
(513) 397-9900
(Registrant’s telephone number including area code)
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          (e) On February 5, 2010, Cincinnati Bell Inc. (the “Company”) entered into an amendment to the Amended and Restated Employment Agreement of the Company’s President and Chief Executive Officer, John F. Cassidy. The amendment was approved by the Company’s Board of Directors to reward Mr. Cassidy’s performance and encourage his long-term employment with the Company.
          Pursuant to the terms of such amendment, on February 5, 2010, Mr. Cassidy will be entitled to a retention bonus in the amount of $2,100,000.00. If Mr. Cassidy retires, resigns or is terminated for “cause” (as defined in his employment agreement) (each, a “Repayment Event”) prior to December 31, 2012, he will be required to repay a portion of his retention bonus. The amount that Mr. Cassidy will be required to repay is equal to $50,000.00, multiplied by the number of months remaining between the occurrence of the Repayment Event and December 31, 2012. Such amount will be payable in 120 substantially equal monthly installments.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

EXHIBIT
NUMBER	DESCRIPTION
10.1	Amendment to Amended and Restated Employment Agreement for John F. Cassidy, dated February 5, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CINCINNATI BELL INC.
Date: February 8, 2010
	By:	/s/ Christopher J. Wilson
		Name:	Christopher J. Wilson
		Title:	Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Amendment to Amended and Restated Employment Agreement for John F. Cassidy, dated February 5, 2010.

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